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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-70369) of Prime Group Realty Trust and in the Registration Statement (Form S-8 No.333-65147) pertaining to the Prime Group Realty Trust Share Incentive Plan of our report dated February 23, 2001 (except for Note 14, as to which the date is March 29, 2001), with respect to the consolidated financial statements of Prime Group Realty Trust included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

         Our audits also included the financial statement schedule of Prime Group Realty Trust listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                           /s/ Ernst & Young LLP

Chicago, Illinois
March 29, 2001

                                     F-52